UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       July 15, 2012

GREEN 4 MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-177305	45-2511250
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

PO Box 1108
Kamuela, HI  96743
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (808) 283-8888

_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 – Other Items

Item 8.01 Other Items

On July 15, 2013, our company’s board of directors approved a forward split of the Company’s common stock in the form of a stock dividend to shareholders.  As a result of declaring this dividend shareholders will receive an additional 10.6716522 shares of common stock for each current outstanding share of common stock held on the record date.  Immediately following the implementation of the stock dividend, outstanding shares of our common stock will increase from 1,575,000 shares to approximately 16,807,852 shares, all with a par value of $0.001.  No fractional shares are to be issued in connection with the stock dividend, and the number of shares registered in the name of each shareholder will be, in each case, rounded up to the nearest whole number of shares.

These amendments are currently under review with the Financial Industry Regulatory Authority (“FINRA”). We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2013	/s/Daniel Duval
Daniel Duval, President